As Filed with the Securities and Exchange Commission on November 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Ronald M. Morrison

General Counsel

Impac Mortgage Holdings, Inc.

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

Thomas J. Poletti, Esq.

Katherine J. Blair, Esq.

Kirkpatrick & Lockhart LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, California 90067

Telephone (310) 552-5000

Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111517

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(5)	Proposed Maximum Offering Price per Share(2)(3)(4)	Proposed Maximum Aggregate Offering Price(2)(5)	Amount of Registration Fee
Common Stock, $.01 par value, including preferred stock purchase rights attached thereto(6)
Preferred Stock, $.01 par value
Total	$29,628,667	100%	$29,628,667	$3,754

(1)	An indeterminate number of or liquidation amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $29,628,667 or the equivalent thereof in one or more currencies.

(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.

(3)	The proposed maximum offering price per share will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5)	Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)	Each share of common stock includes a right to purchase one one-hundredth of a share of the registrant’s Series A Junior Participating Preferred Stock, par value $0.01 per share. The rights to purchase shares of the registrant’s Series A Junior Participating Preferred Stock are attached to and trade with the shares of the registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant’s common stock.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed to register an additional $29,628,667 of our common stock, par value $.01 per share, and our preferred stock pursuant to Rule 462(b) of the Securities Act of 1933, as amended, each of which classes of securities were previously registered in an earlier registration statement on Form S-3 (File No. 333-111517). In accordance with Rule 462(b) and General Instruction IV of Form S-3, this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-111517) (including any documents incorporated by reference therein and the exhibits thereto) filed with the Securities and Exchange Commission on December 23, 2003, and declared effective on January 9, 2004.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Document

5.1	Opinion of Kirkpatrick & Lockhart LLP.

8.1	Opinion of McKee Nelson LLP as to tax matters.

23.1	Consent of KPMG LLP regarding Impac Mortgage Holdings, Inc.

23.2	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1).

23.3	Consent of McKee Nelson LLP (contained in Exhibit 8.1).

24*	Power of Attorney (included on signature page).

*	Incorporated by reference to Exhibit 24 of the Registration Statement on Form S-3 (File No. 333-111517).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 17th day of November, 2004.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Chief Financial Officer and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 17, 2004

* William S. Ashmore	Chief Operating Officer, President and Director	November 17, 2004

/s/ RICHARD J. JOHNSON Richard J. Johnson	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	November 17, 2004

* James Walsh	Director	November 17, 2004

* Frank P. Filipps	Director	November 17, 2004

* Stephan R. Peers	Director	November 17, 2004

* William E. Rose	Director	November 17, 2004

* Leigh J. Abrams	Director	November 17, 2004

* By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Document

5.1	Opinion of Kirkpatrick & Lockhart LLP.

8.1	Opinion of McKee Nelson LLP as to tax matters.

23.1	Consent of KPMG LLP regarding Impac Mortgage Holdings, Inc.

23.2	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1).

23.3	Consent of McKee Nelson LLP (contained in Exhibit 8.1).

24*	Power of Attorney (included on signature page).

*	Incorporated by reference to Exhibit 24 of the Registration Statement on Form S-3 (File No. 333-111517).